SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

KEY TRONIC CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

September 23, 2005

Dear Shareholder:

The attached Notice of Annual Meeting of Shareholders and Proxy Statement relates to the Annual Meeting of Shareholders of Key Tronic Corporation, a Washington corporation (the “Company”), to be held on Thursday, October 27, 2005, at 10:00 a.m. Pacific Time at the principal executive offices of the Company, 4424 N. Sullivan Road – Lower Level, Spokane Valley, Washington 99216.

Whether or not you will attend the Annual Meeting in person and regardless of the number of shares you own, we request that you complete, sign, date and return the enclosed proxy card promptly in the accompanying postage-prepaid envelope. You may, of course, attend the Annual Meeting and vote in person, even if you previously have returned your proxy card.

Sincerely,

Jack W. Oehlke
President and Chief Executive Officer
Member of the Board of Directors

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held October 27, 2005

To the Shareholders of KEY TRONIC CORPORATION:

The Annual Meeting of Shareholders of Key Tronic Corporation, a Washington corporation (the “Company”) will be held on Thursday, October 27, 2005, at 10:00 a.m. Pacific Time at the principal executive offices of the Company, 4424 N. Sullivan Road – Lower Level, Spokane Valley, Washington 99216 (the “Annual Meeting”), for the following purposes:

1.	To elect six directors of the Company to hold office until the next Annual Meeting of Shareholders and until their successors are elected and have qualified;

2.	To ratify the appointment of BDO Seidman, LLP as independent auditors for fiscal year 2006; and

3.	To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Record holders of the Company’s Common Stock at the close of business on September 7, 2005 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Even if you will attend the Annual Meeting, please complete, sign, date and return the enclosed proxy to the Company in the enclosed postage-prepaid envelope in order to ensure that your shares will be voted at the Annual Meeting. You may vote your shares in person at the Annual Meeting even if you previously have returned your proxy card to the Company.

By Order of the Board of Directors,

Kathleen L. Nemeth
Secretary

Spokane Valley, Washington

September 23, 2005

YOUR VOTE IS IMPORTANT. PLEASE EXECUTE AND RETURN THE ENCLOSED CARD PROMPTLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING.

First mailed to shareholders on or about September 23, 2005.

PROXY STATEMENT

INTRODUCTION

General

The preceding Notice of Annual Meeting of Shareholders, this Proxy Statement and the enclosed proxy card are being furnished by Key Tronic Corporation, a Washington corporation (the “Company”), to the holders of outstanding shares of Common Stock, no par value, of the Company (“Common Stock”) in connection with the solicitation of proxies by the Board of Directors of the Company from holders of such shares. The proxies are to be used at the Annual Meeting of Shareholders of the Company to be held on Thursday, October 27, 2005 at 10:00 a.m. Pacific Time at the principal executive offices of the Company, 4424 N. Sullivan Road – Lower Level, Spokane Valley, Washington 99216, and any adjournments or postponements thereof (the “Annual Meeting”). The proxies appoint Jack W. Oehlke, Wendell J. Satre and Yacov A. Shamash, any of them and their substitutes, as proxy to vote all shares represented at the Annual Meeting pursuant to this proxy solicitation.

Record Date, Proxies, Revocation

Record holders of the Common Stock at the close of business on September 7, 2005 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date 9,693,913 shares of Common Stock were issued and outstanding. A proxy card for use at the Annual Meeting is enclosed with this Proxy Statement. All completed, signed and dated proxies returned to the Company will be voted at the Annual Meeting in accordance with the instructions thereon. If no instructions are given on an otherwise signed and dated proxy card, the proxy will be voted FOR the election of nominees for director named below, and FOR the ratification of the appointment of BDO Seidman, LLP as the Company’s independent auditors for fiscal year 2006. Any proxy may be revoked at any time before it has been voted by giving written notice of revocation to the Secretary of the Company at the address set forth above; by delivering a completed, signed proxy bearing a date later than any earlier proxy; or by voting shares in person at the Annual Meeting. The mere presence at the Annual Meeting of the shareholder who has given a proxy will not revoke such proxy.

Voting

Each share of Common Stock outstanding is entitled to one vote on each matter presented for a vote of the shareholders at the Annual Meeting. Under applicable law and the Company’s Restated Articles of Incorporation and Amended and Restated By-Laws, if a quorum exists at a meeting: (i) the six nominees for election as directors who receive the greatest number of votes cast for the election of directors by the shares present in person or represented by proxy and entitled to vote shall be elected directors and (ii) matter 2 listed in the accompanying Notice of Annual Meeting of Shareholders will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it. In the election of directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee. An abstention from voting or a broker nonvote will have no effect on the approval of matter 2 since neither represents a vote cast.

PROPOSAL 1

ELECTION OF DIRECTORS

Six directors are to be elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders and until their respective successors have been elected and have qualified. The six nominees receiving the highest number of affirmative votes will be elected as directors. In the event any nominee is unable or unwilling to serve as a nominee or director, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board of Directors or the proxy holders to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the size of the Board of Directors may be reduced in accordance with the By-Laws of the Company. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve as a nominee or as a director if elected. It is the Company’s policy that nominees for election at the Annual Meeting attend the Annual Meeting. All nominees for election at the 2005 Annual Meeting attended the 2004 Annual Meeting. The following information has been provided to the Company with respect to the nominees for election to the Board of Directors:

Jack W. Oehlke, age 59, has been President and Chief Executive Officer of the Company since June 1997. From October 1995, he served as Chief Operating Officer. Previously, he served as Senior Vice President of Operations from January 1995 to October 1995 and Vice President of Manufacturing Operations of the Company from December 1993 to January 1995. Mr. Oehlke served as Director of Operations, Director of Quality and in various management positions within manufacturing, engineering and quality functions of the Microswitch Division of Honeywell, Inc. from 1968 to 1993. Mr. Oehlke has a Bachelor of Science Degree in Industrial Technology from the University of Wisconsin at Menomonie.

Dale F. Pilz, age 79, has served as Chairman of the Board since January 2000 and has been a director of the Company since April 1992. Mr. Pilz was Chief Executive Officer of Flowind Corporation from 1986 to 1990. He served as President of Omninet Corporation from 1985 to 1986. Prior to that, Mr. Pilz was Chief Executive Officer and President of GTE Sprint Communications from 1983 to 1985 and also served as Chief Executive Officer and President of GTE Spacenet Corporation from 1983 to 1985.

Wendell J. Satre, age 87, has been a director of the Company since 1988 and served as Chairman of the Board of Directors from July 1991 through August 1995. Mr. Satre also served as a director from 1983 through 1986 and served as President and CEO of the Company from August 1991 through February 1992. Mr. Satre is the retired Chairman of the Board and Chief Executive Officer of the Washington Water Power Company (now Avista Corp.), a public utility headquartered in Spokane, Washington. Mr. Satre also serves on the Board of Directors of Output Technology Corporation and The Coeur d’Alenes Company.

Yacov A. Shamash, age 55, has been a director of the Company since 1989. He has been the Dean of Engineering and Applied Sciences at the State University of New York campus at Stony Brook since 1992. Professor Shamash developed and directed the NSF Industry/University Cooperative Research Center for the Design of Analog/Digital Integrated Circuits from 1989 to 1992 and also served as Chairman of the Electrical and Computer Engineering Department at Washington State University from 1985 until 1992. Dr. Shamash also serves on the Board of Directors of American Medical Alert Corp, Manchester Technologies Inc. and Netsmart Technologies, Inc.

Patrick Sweeney, age 70, has been a director of the Company since July 2000. Mr. Sweeney was President and CEO of Hadco Corporation from 1991 through 1995 and formerly served as Hadco’s Vice President/Chief Financial Officer and Vice President of Operations. Prior to that Mr. Sweeney was the Vice President of International Manufacturing at Wang - USA from 1981 through 1986 and also served as Managing Director of Ireland for Wang and as Plant Manager of its Galway and Clonmel divisions. Mr. Sweeney also serves on the Board of Directors of Aimware, Info. Mosaic and Photo Machining Inc.

William E. Terry, age 72, has been a director of the Company since August 1992. Mr. Terry retired from Hewlett-Packard in November 1993 where he served in a number of executive positions during the prior 36 years. He is a Trustee of Santa Clara University and also serves on the Board of Directors of Altera Corporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE.

THE BOARD OF DIRECTORS AND COMMITTEES

Meetings

All directors hold office until the next Annual Meeting of Shareholders and until their successors have been elected and have qualified. There are no family relationships among any of the directors or executive officers of the Company. The Company’s Board of Directors met four times during fiscal 2005. During fiscal 2005, each director attended 100% of the Board of Directors meetings and at least 89% of meetings of committees of the Board of Directors on which the director served during the time he served on the Board or committee.

Directors’ Independence

The Board of Directors has determined that all members of the Company’s Board of Directors are “independent directors” within the meaning of the applicable Nasdaq Stock Market (“NASDAQ”) listing standards, except for Mr. Oehlke, the Company’s current President and Chief Executive Officer.

The Board of Directors has also determined that all members of the Audit Committee (1) meet NASDAQ’s definition of independence contained in Rule 4200(a)(15); (2) meet the requirements of the Securities and Exchange Commission (“SEC”) Rule 10A-3(b)(1); (3) have not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and (4) are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement, as required by Marketplace Rule 4350(d)(2).

The Board of Directors has determined that Patrick Sweeney, a member of the Audit Committee, has the requisite attributes of an “audit committee financial expert” as defined by SEC regulations and that such attributes were acquired through relevant education and/or experience.

Executive Sessions

At three of the four regular meetings of the Board of Directors held during fiscal year 2005, the independent directors meet separately in executive session without management present.

Code of Conduct

The Board of Directors has adopted a written Code of Conduct which applies to all directors, officers and employees of the Company. The Code of Conduct is available on the Company’s website at www.keytronic.com. The Company intends to disclose on its website any amendments to or waivers of the Code of Conduct.

Shareholder Communications

Shareholders of Key Tronic Corporation may send written communications to the Board of Directors or any of its members by certified mail only, addressed to the Board of Directors or any member, c/o General Counsel & Secretary, Key Tronic Corporation, N. 4424 Sullivan Road – Lower Level, Spokane Valley, WA 99216. All such shareholder communications will be compiled by the General Counsel & Secretary and submitted to the Board of Directors or Board member.

Nominations to the Board

The Nominating and Corporate Governance Committee will consider written proposals from shareholders for directors to be elected at the annual meeting which are submitted to the Secretary of the Company, together with biographical information and references, at least six months prior to the annual meeting.

Committees

The Board of Directors has four standing committees: the Audit Committee, the Compensation and Administration Committee, the Executive Committee and the Nominating and Corporate Governance Committee. The committees each have written charters approved by the Board. The charters of the Audit Committee, the Compensation and Administration Committee and the Nominating Committee are available on the Company’s website at www.keytronic.com.

The Audit Committee, which currently consists of Messrs. Sweeney (Chairman), Pilz and Terry met nine times during fiscal 2005. The Audit Committee monitors the integrity of the Company’s financial statements, financial reporting processes and systems of internal controls regarding finance, accounting and legal compliance; selects and appoints the Company’s independent auditors, pre-approves all audit and non-audit services to be provided to the Company by the Company’s independent auditors, and establishes the fees and other compensation to be paid to the independent auditors; monitors the qualifications, independence and performance of the Company’s independent auditors; and establishes procedures for the receipt, retention, response to and treatment of complaints, including confidential, anonymous submissions by the Company’s employees, regarding accounting, internal controls or auditing matters, and provides an avenue of communication among the Board, the independent auditor and management.

The Compensation and Administration Committee which currently consists of Messrs. Shamash (Chairman), and Satre, met five times during fiscal 2005. The Committee establishes and reviews annually the Company’s general compensation policies applicable to the Company’s executive officers and other key employees, reviews and approves the level of compensation awarded to the Company’s Chief Executive Officer and other officers and key management employees, prepares and delivers annually to the Board a report disclosing compensation policies applicable to the Company’s executive officers and the basis for the Chief Executive Officer’s compensation during the last fiscal year and makes recommendations to the Board regarding changes to existing compensation plans. The Committee administers the Company’s stock option plans, including determining the individuals to receive options and the terms of such options.

The Executive Committee, which currently consists of Messrs. Satre (Chairman), Oehlke, Pilz and Terry did not meet during fiscal 2005. The Executive Committee generally exercises the authority of the Board of Directors with respect to the management and operation of the Company between meetings of the Board of Directors.

The Nominating and Corporate Governance Committee, which currently consists of Messrs. Satre (Chairman) and Sweeney met one time during fiscal 2005. The Committee makes recommendations to the Board regarding corporate governance, recommends for selection by the Board nominees for election as Directors and makes recommendations to the Board with respect to the structure and composition of the Board. The Committee evaluates potential director nominees based upon a number of criteria, including the potential nominee’s skills, relevant experience and independence. The Committee has no specific minimum qualifications which must be met by a potential director nominee. Each potential nominee is considered on a case by case basis. Potential nominees may be identified to the Committee by members of the Board, officers of the Company, shareholders or other persons. The Committee evaluates each potential nominee in the same manner regardless of the source of the potential nominee’s recommendation. The Company has not paid any third party a fee to assist in identifying and evaluating potential director nominees. The Committee has not rejected any potential nominee recommended within the preceding year by a beneficial owner of more than 5% of the Company’s Common Stock.

Director Compensation

Each director, other than the Chairman of the Board, who is not an employee of the Company receives a quarterly retainer of $3,750, a fee of $1,000 for each Board meeting attended in person and a fee of $325 for each Board meeting attended by telephone. Directors also receive a fee of $500 for each committee meeting attended (committee members receive a committee attendance fee of $250 if the committee meeting is held the same day as a Board meeting and a fee of $200 if the committee meeting is held by phone), except that directors receive a fee of $1,000 for each Executive Committee meeting attended (which payment is in lieu of any payment for a Board meeting attended on the same day). The Chairman of the Board receives a quarterly retainer of $5,000, plus a fee of $1,500 for each Board meeting attended. Committee chairmen receive an additional fee of $200 for each committee meeting attended. Directors also receive payment of out-of-pocket expenses related to their service as directors.

Each director who was not, upon election to the Board of Directors, an employee of the Company participated in the Company’s Amended and Restated 1990 Stock Option Plan for Non-Employee Directors which Plan terminated on July 27, 2005. Under the Plan each non-employee director was granted, upon initial election, an option to purchase 10,000 shares of the Company’s Common Stock. An additional option to purchase 10,000 shares upon the director’s first re-election to the Board of Directors and an additional option to purchase 7,500 shares upon each re-election to the Board of Directors after the first re-election were also granted. A final option to purchase 4,930 shares was granted to each non-employee director upon re-election to the Board in October, 2004. The two 10,000 share option grants have a three year vesting period and the subsequent share option grants have a two year vesting period.

EXECUTIVE OFFICERS

In addition to Mr. Oehlke, the following persons are the executive officers of the Company:

Craig D. Gates, age 46, has been the Executive Vice President and General Manager since August 2002. Previously he was Executive Vice President of Marketing, Engineering and Sales since July 1997. He served as Vice President and General Manager of New Business Development from October 1995 to July 1997. He joined the Company as Vice President of Engineering in October 1994. Mr. Gates has a Bachelor of Science Degree in Mechanical Engineering and a Masters in Business Administration from the University of Illinois, Urbana. From 1982 he held various engineering and management positions within the Microswitch Division of Honeywell, Inc., in Freeport, Illinois and from 1991 to October 1994 he served as Director of Operations, Electronics for Microswitch.

Ronald F. Klawitter, age 53, has been Executive Vice President of Administration, CFO, and Treasurer since July 1997. Previously he was Vice President of Finance, Secretary and Treasurer of the Company since October 1995. He was Acting Secretary from November 1994 to October 1995 and Vice President of Finance and Treasurer from 1992 to October 1995. From 1987 to 1992, Mr. Klawitter was Vice President, Finance at Baker Hughes Tubular Service, a subsidiary of Baker Hughes, Inc. He has a BA degree from Wittenberg University and is a Certified Public Accountant.

Michael D. Chard, age 47, has been Vice President of Materials of the Company since July 2000. From February 1999 to July 2000, he held various management positions with the Company in planning, quality assurance, and materials. From January 1997 to January 1999, he was Vice President of Product Delivery at Wang Global and its predecessor Olivetti North America. From 1983 to 1996, he held various management positions in finance, marketing, and operations at ISC Systems, the predecessor to Olivetti North America. He holds a BA degree in Business and Accounting from Washington State University and is a Certified Public Accountant.

Efren R. Perez, age 65, has served as Vice President of Southwest Operations since July 1997. Previously he was the Managing Director of Southwest Operations from July 1996 to July 1997 and Director of Southwest Operations from July 1995 to June 1996. Following the Company’s acquisition of the Honeywell, Inc. Keyboard Division, Mr. Perez served as Plant Manager in Juarez from July 1993 to July 1995. He served as Plant Manager in Juarez for the Keyboard Division of Honeywell, Inc. from February 1989 to July 1993. Mr. Perez is a graduate of the University of Mexico with a B.S. in Physics.

All executive officers hold office until their successors are elected and have qualified.

PRINCIPAL SHAREHOLDERS AND SECURITY

OWNERSHIP OF MANAGEMENT

The following table provides certain information which has been furnished to the Company regarding beneficial ownership of the Common Stock as of the Record Date, with respect to (i) each person known by the Company to own beneficially more than 5% of the Company’s Common Stock; (ii) each director and nominee for director of the Company; (iii) each of the executive officers of the Company named in the Summary Compensation table; and (iv) all directors and executive officers of the Company as a group.

Name of Beneficial Owner*	Number of Shares Beneficially Owned (1)	Percent of Class (1)
Wellington Management Company LLP 75 State Street Boston, MA 02109	1,221,000(2),(3)	12.6%

Davidson Investment Advisors, Inc. 8 Third Street North Great Falls, MT 59401	964,315(4),(5)	9.9%

Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, Suite 650 Santa Monica, CA 90401	558,000(6),(7)	5.8%

Jack W. Oehlke	460,506(8)	4.6%

Dale F. Pilz	61,517(9)	**

Wendell J. Satre	103,965(10)	1.1%

Yacov A. Shamash	56,065(11)	**

Patrick Sweeney	66,465(12)	**

William E. Terry	64,067(13)	**

Craig D. Gates	316,746(14)	3.2%

Ronald F. Klawitter	342,271(15)	3.4%

Michael D. Chard	77,819(16)	**

Efren R. Perez	166,661(17)	1.7%

All executive officers and directors as a group (10 persons) 8-17, 18	1,716,082(18)	15.4%

*	Unless otherwise noted, the address for each named shareholder is in care of the Company at its principal executive offices.
**	Less than 1%.
1.

Percentage beneficially owned is based on 9,693,913 shares of Common Stock outstanding on the Record Date. A person or group of persons is deemed to beneficially own as of the record date any shares which such person or group of persons has the right to acquire within 60 days after the record date. In computing the percentage of outstanding shares held by each person or group of persons, any shares which such person or persons have the right to acquire within 60 days after the record date are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

2.	Based on Form 13F filed with the Securities and Exchange Commission, dated June 30, 2005.
3.	Wellington Management Company LLP is a registered investment advisor.
4.	Based on Form 13F filed with the Securities and Exchange Commission, dated June 30, 2005.
5.	Davidson Investment Advisors, Inc. is a registered investment advisor.
6.	Based on Form 13F filed with the Securities and Exchange Commission, dated June 30, 2005.
7.	Dimensional Fund Advisors, Inc. (“DFA”), a registered investor advisor, is deemed to have beneficial ownership of these shares all of which are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which DFA serves as investment manager. DFA disclaims beneficial ownership of all shares.
8.	Includes 398,000 shares issuable upon exercise of employee stock options and 10,098 shares owned directly by Mr. Oehlke’s wife. Also includes Common Stock allocated to Mr. Oehlke as a participant in the Company’s 401(k) Retirement Savings Plan (29,792 shares) as of July 2, 2005.
9.	Includes 54,965 shares issuable upon exercise of director stock options.
10.	Includes 54,965 shares issuable upon exercise of director stock options.
11.	Represents 54,965 shares issuable upon exercise of director stock options.
12.	Includes 37,465 shares issuable upon exercise of director stock options.
13.	Includes 54,965 shares issuable upon exercise of director stock options.
14.	Includes 300,500 shares issuable upon exercise of employee stock options. Also includes Common Stock allocated to Mr. Gates as a participant in the Company’s 401(k) Retirement Savings Plan (7,455 shares) as of July 2, 2005.
15.	Includes 288,000 shares issuable upon exercise of employee stock options. Also includes Common Stock allocated to Mr. Klawitter as a participant in the Company’s 401(k) Retirement Savings Plan (17,860 shares) as of July 2, 2005.
16.	Includes 60,000 shares issuable upon exercise of employee stock options and Common Stock allocated to Mr. Chard as a participant in the Company’s 401(k) Retirement Savings Plan (7,819 shares) as of July 2, 2005.
17.	Represents 165,500 shares issuable upon exercise of employee stock options and Common Stock allocated to Mr. Perez as a participant in the Company’s 401(k) Retirement Savings Plan (1,161 shares) as of July 2, 2005.
18.	Includes 1,469,325 shares subject to issuance pursuant to stock options held by directors and executive officers which are currently exercisable or exercisable within 60 days of September 7, 2005.

EXECUTIVE COMPENSATION

Compensation Tables

Set forth below is information on the annual and long-term compensation for services rendered during fiscal years 2005, 2004 and 2003 by the Named Executive Officers which include (i) Mr. Oehlke, the Chief Executive Officer and President, and (ii) the four other persons who served as executive officers of the Company during fiscal 2005. For information regarding the Company’s current executive officers, see Executive Officers, page 5.

SUMMARY COMPENSATION TABLE

							Long-Term Compensation
		Annual Compensation					Awards		Payouts
Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)		Other Annual Compensa- tion ($)(3)		Restricted Stock Award(s) ($)	Securities Underlying Options (#)	Payouts ($)	All Other Compensation ($)(4)
Jack W. Oehlke	2005	354,615	276,250	(9)	—		—	0	—	8,200
Chief Executive	2004	328,865	243,750	(5)	—		—	0	—	13,031
Officer & President	2003	329,433	211,250	(6)	—		—	0	—	3,662

Craig D. Gates	2005	257,504	166,600	(10)	—		—	0	—	8,200
Executive Vice President	2004	237,472	142,800	(5)	—		—	0	—	9,494
and General Manager	2003	240,024	119,000	(7)	—		—	0	—	7,982

Ronald F. Klawitter	2005	247,600	166,600	(11)	—		—	0	—	8,200
Executive Vice President	2004	230,652	142,800	(5)	—		—	0	—	9,218
of Administration, CFO and Treasurer	2003	238,835	119,000	(8)	—		—	0	—	7,754

Efren R. Perez	2005	176,731	92,784	(12)	13,986		—	0	—	7,069
Vice President of SW	2004	166,488	—		13,394		—	0	—	6,515
Operations	2003	170,610	55,538	(13)	13,481		—	25,000	—	6,752

Michael D. Chard	2005	144,631	75,931	(12)	20,000	(14)	—	0	—	5,785
Vice President of	2004	131,767	—		—		—	0	—	5,259
Materials	2003	132,500	43,551	(13)	—		—	25,000	—	5,295

(1)	Includes amounts deferred under the Company’s 401(k) Retirement Savings Plan.
(2)	Represents dollar value of cash bonuses earned by the Named Executive Officers during the fiscal year indicated.
(3)	In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits, securities or property, has been omitted in those instances where such perquisites and other personal benefits, securities or property, constituted less than the lesser of $50,000 or ten percent of the total of annual salary and bonus for the named executive officer for such year.
(4)	Represents Company matching payments in 2005, 2004 and 2003 under the Company’s 401(k) Retirement Savings Plan.
(5)	Represents for 2004 amounts earned under retention bonus plans. See “Certain Relationships and Related Transactions”, page 14.
(6)	Represents for 2003 $154,834 earned under the Incentive Compensation Plan for fiscal year 2003 and $56,416 under Mr. Oehlke’s retention bonus plan. See “Certain Relationships and Related Transactions”, page 14.

(7)	Represents for 2003 $90,249 earned under the Incentive Compensation Plan for fiscal year 2003 and $28,751 under Mr. Gates’ retention bonus plan. See “Certain Relationships and Related Transactions”, page 14.
(8)	Represents for 2003 $89,802 earned under the Incentive Compensation Plan for fiscal year 2003 and $29,198 under Mr. Klawitter’s retention bonus plan. See “Certain Relationships and Related Transactions”, page 14.
(9)	Represents for 2005 $265,962 earned under the Incentive Compensation Plan for fiscal year 2005 and $10,288 under Mr. Oehlke’s retention bonus plan. See “Certain Relationships and Related Transactions”, page 14.
(10)	Represents for 2005 $154,502 earned under the Incentive Compensation Plan for fiscal year 2005 and $12,098 under Mr. Gates retention bonus plan. See “Certain Relationships and Related Transactions”, page 14.
(11)	Represents for 2005 $148,560 earned under the Incentive Compensation Plan for fiscal year 2005 and $18,040 under Mr. Klawitter’s retention bonus plan. See “Certain Relationships and Related Transactions”, page 14.
(12)	Represents amounts earned under the Incentive Compensation Plan for fiscal year 2005.
(13)	Represents amounts earned under the Incentive Compensation Plan for fiscal year 2003.
(14)	Represents compensation recognized upon exercise of stock options.

OPTION GRANTS IN 2005 FISCAL YEAR

The following table sets forth information concerning individual grants of stock options made during fiscal year 2005 to each of the individuals identified in the Summary Compensation Table.

Name	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees In Fiscal 2005	Exercise Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
					5% ($)	10% ($)
Jack W. Oehlke	0	N/A	N/A	N/A	N/A	N/A
Craig D. Gates	0	N/A	N/A	N/A	N/A	N/A
Ronald F. Klawitter	0	N/A	N/A	N/A	N/A	N/A
Michael D. Chard	0	N/A	N/A	N/A	N/A	N/A
Efren Perez	0	N/A	N/A	N/A	N/A	N/A

(1)	No stock option grants were made during fiscal year 2005 to any of the individuals identified in the Summary Compensation Table.
(2)	The rates of appreciation shown in the table are for illustrative purposes only pursuant to applicable Securities and Exchange Commission requirements. Actual values realized on stock options are dependent on actual future performance of the Company, among other factors. Accordingly the amounts shown may not necessarily be realized.

The following table provides information on the exercise of options to purchase Common Stock by the Named Executive Officers in fiscal year 2005 and such officers’ unexercised options to purchase Common Stock at July 2, 2005.

Aggregated Option Exercises in Fiscal Year 2005

and Fiscal Year-End Option Values

	Shares Acquired on Exercise	Value Realized	Number of Shares Underlying Unexercised Options at Fiscal Year-End(#)		Value of Unexercised In-the-Money Options at Fiscal Year-End($)(1)
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Jack W. Oehlke	0	N/A	413,000	0	105,150	0
Craig D. Gates	0	N/A	313,000	0	81,000	0
Ronald F. Klawitter	0	N/A	303,000	0	81,000	0
Michael D. Chard	10,000	20,000	51,666	8,334	23,100	19,085
Efren R. Perez	0	N/A	166,166	8,334	145,565	19,085

(1)	This amount represents the aggregate of the number of in-the-money options multiplied by the difference between the closing price of the Common Stock on the Nasdaq National Market on July 1, 2005 and the exercise prices for the relevant options.

Employment Contracts and Termination and Change in Control Arrangements

Employment Contracts. The Company entered into employment contracts with Messrs. Oehlke, Gates, Klawitter, Chard and Perez at the time each employee was first elected an executive officer of the Company. Each of the employment contracts imposes upon the employee standard nondisclosure, confidentiality and no competition provisions. Each of the employment contracts provides that the Company may terminate employment at any time. The employment contracts provide that upon termination of employment by the Company, other than for cause, the Company shall continue to pay employee’s base salary in effect prior to termination for a period of one year after termination. The employment contracts entered into with Messrs. Oehlke and Klawitter also provide that upon termination by the employee in the event the Company changes the substantive responsibilities and duties of the employee in such a way as to constitute a demotion, the Company shall continue to pay employee’s base salary in effect prior to termination for a period of one year after termination. In October 2002 the employment contracts of Messrs. Oehlke, Gates, Klawitter, Chard and Perez were amended to provide that upon termination of employment by the Company after a change of control, other than for cause, the Company shall continue to pay employee’s base salary in effect prior to termination for a period of two years after termination.

Stock Option Plans. The executive stock option plans and non-employee directors stock option plan provide that upon a change of control of the Company vesting of outstanding options will be accelerated.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

The Board of Directors has a Compensation Committee presently consisting of Messrs. Shamash and Satre. No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during fiscal year 2005. Mr. Satre served as President, CEO and Chairman of the Board of the Company from August 1991 through February 1992. None of the executive officers of the Company has served on the Board of Directors or on the Compensation Committee of any other entity, any of whose officers served either on the Board of Directors or on the Compensation Committee of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Overview. Key Tronic’s compensation philosophy established by the Compensation Committee (“Committee”) is that annual total cash compensation should vary with the performance of the Company and long-term incentives should be aligned with the interests of the Company’s shareholders. The Company’s compensation plan is designed to allow the Company to attract, motivate and retain highly qualified individuals and to be consistent with the short-term and long-term goals of the Company. Compensation of the Company’s executive officers including the Chief Executive Officer (“CEO”), except as otherwise noted in this report, has three primary elements: base salary, annual incentive compensation and long term incentive compensation. Base salaries are established following a review of competitive information related to comparable companies, in similar industries, nationally and in the Northwest. Annual incentive bonuses are tied to the profitability of the Company and the key employee’s contribution to the Company’s performance. Long term incentive compensation is based upon base salary and the employee’s contribution to the Company’s performance. Long term compensation has historically been in the form of annual stock option grants to executive officers pursuant to the Company’s employee stock option plans.

Compensation Consultant. The Compensation Committee’s charter provides that the Committee shall have the authority to engage independent compensation consultants with sole authority to retain and terminate such consultants. During fiscal year 2005, the Committee retained the Milliman group as its independent compensation consultant with respect to comparative market data regarding executive compensation.

Base Salaries. The Company’s compensation philosophy emphasizes performance-based pay. The goal is to have base salary represent a target percentage of an executive officer’s total annual compensation. Prior to setting compensation levels for executive officers, including the CEO, in fiscal year 2005 the Committee reviewed and consulted with the Milliman group with respect to competitive compensation surveys related to comparable companies, in similar industries, nationally and in the Northwest. These companies include some but not all of the companies appearing in the Nasdaq Electronic Components Index in the performance graph on page 13. The Committee indexes base salary ranges to be at average competitive levels. Management recommendations (other than those of the subject executive officer) are considered by the Committee in establishing an individual executive officer’s recommended salary. The Committee also considers factors related to individual performance, individual responsibility, Company performance based on net earnings and external competitive factors. The Board of Directors, upon the recommendation of the Committee, establishes each executive officer’s annual salary, including the CEO’s salary.

Annual Incentive Compensation. Upon the recommendation of the Committee the Board of Directors established the performance goals and target percentage payments for each executive officer, including the CEO, for fiscal year 2005 pursuant to the Incentive Compensation Plan. The plan was based upon Company profit goals. A minimum Company profit goal had to be achieved before any payment was to be made under the plan to key employees, including all executive officers. Bonus payments under the plan were based on three performance levels: threshold achievement, expected achievement, and over-achievement of Company profit goals. Over-achievement payments under the plan were intended to be comparable to industry averages for annual incentive bonus plans. Payments were based upon a percentage of the key employee’s base salary paid during fiscal year 2005. The payment percentage ranges were established in descending order for the CEO, all other officers and all other key employees. The payment percentage range for the CEO ranged from 5% at threshold achievement up to 75% at over-achievement level. Over-achievement level performance was achieved during fiscal year 2005 and, therefore, over-achievement level bonuses for fiscal 2005 were earned under the Incentive Compensation Plan for 2005 by the CEO, the other officers and other key employees.

Long Term Incentive Compensation. The Committee’s policies make long-term incentive compensation an important part of motivating and retaining key employees. Such long-term incentive compensation has historically been in the form of annual stock option grants and is consistent with the interests of the Company’s shareholders in that it ties executive compensation to the performance of the Company’s stock. The Committee has made the determination to grant options to key employees based upon each key employee’s position in the Company, base salary and the recommendations of the CEO based on individual performance. The exercise price of options is equal to the closing price of the Common Stock on the date of grant as quoted by the Nasdaq National Market, as reported in The Wall Street Journal. The vesting periods for options range from one to three years. The Committee did not grant options to executive officers during fiscal year 2005.

Compensation of the Chief Executive Officer. The Committee annually reviews and recommends to the Board of Directors for determination the compensation of the Chief Executive Officer (“CEO”) of the Company. In determining the amount, form and terms of such compensation the Committee considers the annual performance evaluation of the CEO conducted by the Board of Directors in light of Company goals and objectives relevant to CEO compensation and competitive market data supplied by the Committee’s independent compensation consultant pertaining to CEO compensation at comparable companies. Mr. Oehlke, the Company’s CEO, received an increase in his bi-weekly base salary in fiscal year 2005 from $13,462 to $14,615. As a participant in the Incentive Compensation Plan for 2005, Mr. Oehlke earned an incentive bonus of $265,962 based upon over-achievement level profit goal performance for fiscal year 2005. Mr. Oehlke also earned a retention bonus payment of $10,288 pursuant to Mr. Oehlke’s October 2002 three year retention bonus plan. See “Certain Relationships and Related Transactions” page 14. No stock options were granted to Mr. Oehlke during fiscal year 2005.

Internal Revenue Code Section 162(m). Compensation payments in excess of $1 million in any taxable year to any “covered employee” (defined as the CEO and the Company’s other four most highly compensated officers) is subject to a limitation on deductibility for the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended. Certain performance-based compensation is not subject to the limitation on deductibility. To the extent that there is no adverse effect on the Company’s performance-related compensation philosophy or on the Company’s ability to provide competitive compensation, it is the policy of the Committee and the Board of Directors to minimize executive compensation that is not deductible by the Company for tax purposes.

The Compensation Committee: Yacov A. Shamash (Chairman), Wendell J. Satre

AUDIT COMMITTEE REPORT

The Audit Committee of the Company’s Board of Directors consists of three members. The Board of Directors has determined that all Audit Committee members are independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards and that the Chairman of the Committee has the requisite attributes of an “audit committee financial expert” as defined by SEC regulations. The Audit Committee operates under a written charter adopted by the Board of Directors.

The Audit Committee has met and discussed with the Company’s management and BDO Seidman, LLP (“BDO”), the Company’s independent auditors, the Company’s financial statements contained in the Annual Report on Form 10K for the year ended July 2, 2005.

The Audit Committee has reviewed and discussed with BDO the matters required to be discussed pursuant to Statement of Auditing Standards No. 61, “Communications with Audit Committees”. BDO has submitted to the Audit Committee and the Committee has reviewed the written disclosures and letter from BDO required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees”. The Audit Committee discussed with BDO that firm’s independence. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal auditor’s independence. All services to be provided by BDO are pre-approved by the Audit Committee or are pre-approved by a member of the Audit Committee and later ratified by the Committee.

Based upon the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10K for the fiscal year ended July 2, 2005, for filing with the Securities and Exchange Commission.

The Audit Committee: Patrick Sweeney (Chairman), Dale F. Pilz, William E. Terry

Principal Accountant Fees and Services. The following chart shows the aggregate audit and non-audit fees billed or expected to be billed to the Company by BDO for professional services in the named categories for the fiscal years ended July 2, 2005 and July 3, 2004:

	FY 2005	FY 2004
Audit Fees(1)	$175,300	$158,850
Audit Related Fees(2)	7,600	7,250
Tax Fees(3)	38,250	10,500
All Other Fees	0	0

Total	$221,150	$176,600

(1)	Audit fees consisted of professional services provided in connection with the audit of the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K, review of the interim consolidated financial statements included in the Company’s quarterly reports on Form 10-Q, review of documents filed with the SEC and statutory audits.
(2)	Audit related fees consisted of professional services provided in connection with the audit of the Company’s 401(k) Retirement Savings Plan.
(3)	Tax fees for fiscal years 2005 and 2004 consisted of professional services provided for the review of tax returns and consultation on tax matters.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

Set forth below is a line graph comparing the cumulative total shareholder return on the Company’s Common Stock with the cumulative total return of the Nasdaq Stock Market (U.S. & Foreign) Index and the Nasdaq Electronic Components Index in fiscal 2005.

(*)	Assumes that the value of the investment in the Common Stock and each index was $100 invested on July 1, 2000 and that all dividends, if any, were reinvested. The Nasdaq (U.S. and Foreign) Market Index is composed of companies included within all Standard Industrial Classification (SIC) codes. The SIC code for all companies included in the Nasdaq Electronic Components Index is 367. The Company will provide a list of companies included in the indices to any shareholder upon written request to the Company’s Secretary.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

See Compensation Committee Interlocks and Insider Participation in Compensation Decisions, page 10.

In October 2002, the Board of Directors approved retention bonus plans for Messrs. Oehlke, Gates and Klawitter. Under the retention bonus plan, Mr. Oehlke became eligible to receive retention bonus payments in August of 2003, 2004 and 2005, if he was employed by the Company on the payment date or had been terminated by the Company without cause. Maximum payment amounts under Mr. Oehlke’s retention bonus plan were $211,250 for 2003, $243,750 for 2004 and $276,250 for 2005. The maximum retention bonus payment in each year was reduced by the amount of any payments earned by Mr. Oehlke pursuant to any Company incentive plans during the fiscal year immediately preceding the retention bonus payment date.

Under the retention bonus plan, Mr. Gates became eligible to receive retention bonus payments in August of 2003, 2004 and 2005 if he was employed by the Company on the payment date or had been terminated by the Company without cause. Maximum payment amounts under Mr. Gates retention bonus plan were $119,000 for 2003, $142,800 for 2004 and $166,600 for 2005. The maximum retention bonus payment in each year was reduced by the amount of any payments earned by Mr. Gates pursuant to any Company incentive plans during the fiscal year immediately preceding the retention bonus payment date.

Under the retention bonus plan, Mr. Klawitter became eligible to receive retention bonus payments in August of 2003, 2004 and 2005 if he was employed by the Company on the payment date or had been terminated by the Company without cause. Maximum payment amounts under Mr. Klawitter’s retention bonus plan were $119,000 for 2003, $142,800 for 2004 and $166,600 for 2005. The maximum retention bonus payment in each year was reduced by the amount of any payments earned by Mr. Klawitter pursuant to any Company incentive plans during the fiscal year immediately preceding the retention bonus payment date.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF AUDITORS

The Audit Committee has retained BDO Seidman, LLP (“BDO”) as the Company’s independent auditors for the fiscal year ending July 1, 2006. Representatives of BDO are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and they are expected to be available to respond to appropriate questions. In the event that ratification of this appointment of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Audit Committee will review its future selection of auditors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR

RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY’S

INDEPENDENT AUDITORS

SHAREHOLDER PROPOSALS

To be considered for presentation to the Annual Meeting of Shareholders to be held in 2006, a shareholder proposal must be received by Kathleen L. Nemeth, Secretary, Key Tronic Corporation, 4424 N. Sullivan Road - Lower Level, Spokane Valley, Washington 99216, no later than May 19, 2006.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors and persons who own more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”) and Nasdaq. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a)

forms which they file. Based solely on its review of the copies of such forms received or written representations from certain Reporting Persons that no Forms 5’s were required, the Company believes that with respect to the fiscal year ended July 2, 2005 all the Reporting Persons complied with all applicable filing requirements.

Solicitation Expenses. The expense of printing and mailing proxy material will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, executive officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid for such solicitation. The Company will request brokers and nominees who hold stock in their names to furnish proxy material to beneficial owners of the shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation material to such beneficial owners.

Other Business. The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

By Order of the Board of Directors,
Kathleen L. Nemeth
Secretary

Spokane Valley, Washington

September 23, 2005

KEY TRONIC CORPORATION

4424 N. Sullivan Road, Spokane Valley, Washington 99216

Proxy Solicited by Board of Directors for Annual Meeting October 27, 2005

JACK W. OEHLKE, WENDELL J. SATRE, and YACOV A. SHAMASH, or any of them, each with the power of substitution, are hereby authorized to represent and vote all shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Key Tronic Corporation to be held on Thursday, October 27, 2005, and any adjournment or postponement thereof.

(Continued and to be signed and dated on other side.)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

UNLESS OTHERWISE SPECIFIED THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1 AND PROPOSAL 2.

Please Mark Here for Address Change or Comments

SEE REVERSE SIDE

1. Election of Directors:

FOR all nominees listed below

WITHHOLD AUTHORITY to vote for all nominees listed below

FOR, except vote withheld from the following nominee(s):

Election of six directors (or if any nominee is not available for election, such substitute as the Board of Directors or the proxy holders may designate).

Nominees: 01 - Jack W. Oehlke

02 - Dale F. Pilz

03 - Wendell J. Satre

04 - Yacov A. Shamash

05 - Patrick Sweeney

06 - William E. Terry

2. Ratification of the appointment of BDO Seidman, LLP as the Company’s independent auditors for fiscal year 2006.

FOR

AGAINST

ABSTAIN

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and accompanying proxy statement, ratifies all that said Proxies or their substitutes may lawfully do by virtue hereof, and revokes all prior proxies. Shares represented by this proxy will be voted as directed by the shareholder. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

If you wish to vote in accordance with the Board of Directors’ recommendations, just sign and date below. You need not mark any boxes.

PLEASE SIGN, DATE AND RETURN PROMPTLY.

Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature

Signature

Date

No postage is required if this proxy is returned in the enclosed envelope and mailed in the United States.

FOLD AND DETACH HERE

KEY TRONIC CORPORATION

4424 N. Sullivan Road, Spokane Valley, Washington 99216

Proxy Solicited by Board of Directors for Annual Meeting October 27, 2005

JACK W. OEHLKE, WENDELL J. SATRE, and YACOV A. SHAMASH, or any of them, each with the power of substitution, are hereby authorized to represent and vote all shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Key Tronic Corporation to be held on Thursday, October 27, 2005, and any adjournment or postponement thereof.

(Continued and to be signed and dated on other side.)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

KEY TRONIC CORPORATION

4424 N. Sullivan Road, Spokane Valley, WA 99216

As a participant in the Key Tronic 401(k) Retirement Savings Plan (the “Plan”), you have the right to direct JP Morgan Chase Bank, N.A. (the “Plan Trustee”), to vote the shares of Common Stock of Key Tronic Corporation (the “Company”) represented by your interest attributable to such shares held in the KTC Stock Fund under the Plan at the Annual Meeting of Shareholders of Key Tronic Corporation to be held on October 27, 2005.

For your information, copies of the Notice of Annual Meeting, Proxy Statement, and Annual Report are enclosed. In addition, a postage paid return envelope addressed to Mellon Investor Services is enclosed for your use in returning your completed, signed, and dated proxy card to the Plan Trustee.

The Plan Trustee will hold your voting instructions in confidence and will not divulge or release specific information regarding your instructions to any person, including officers or employees of the Company, except to the extent required by law.

If your completed proxy card is not received by October 14, 2005 the Administrative Committee for the Plan will direct the Plan Trustee to vote your shares. The Trustee will be directed to vote all such unvoted shares in the same proportion as the voted shares received.

JP Morgan Chase Bank, N.A.

UNLESS OTHERWISE SPECIFIED THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1 AND PROPOSAL 2.

Please Mark Here for Address Change or Comments

SEE REVERSE SIDE

1. Election of Directors:

FOR all nominees listed below

WITHHOLD AUTHORITY to vote for all nominees listed below

2. Ratification of the appointment of BDO Seidman, LLP as the Company’s independent auditors for fiscal year 2006.

FOR AGAINST ABSTAIN

FOR, except vote withheld from the following nominee(s):

Election of six directors (or if any nominee is not available for election, such substitute as the Board of Directors or the proxy holders may designate).

Nominees: 01 - Jack W. Oehlke 02 - Dale F. Pilz 03 - Wendell J. Satre 04 - Yacov A. Shamash 05 - Patrick Sweeney 06 - William E. Terry

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and accompanying proxy statement, ratifies all that said Proxies or their substitutes may lawfully do by virtue hereof, and revokes all prior proxies. Shares represented by this proxy will be voted as directed by the shareholder. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

If you wish to vote in accordance with the Board of Directors’ recommendations, just sign and date below. You need not mark any boxes.

PLEASE SIGN, DATE AND RETURN PROMPTLY.

Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature

Signature

Date

No postage is required if this proxy is returned in the enclosed envelope and mailed in the United States.

FOLD AND DETACH HERE